________________________________________________________________________

SPARK NEW ZEALAND LIMITED

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of __________, 2014

________________________________________________________________________

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _________, 2014 among SPARK NEW ZEALAND LIMITED (formerly known as Telecom Corporation of New Zealand Limited), incorporated under the laws of New Zealand (herein called the Issuer), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer, The Bank of New York, as depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder entered into the Fourth Amended and Restated Deposit Agreement dated as of April 17, 2003;

WHEREAS, the Issuer and the Depositary amended and restated the Fourth Amended and Restated Deposit Agreement as of June 13, 2007 (as so amended and restated, the “Prior Deposit Agreement”) to, among other things, provide for the creation of uncertificated American Depositary Shares;

WHEREAS, the Issuer and the Depositary now wish to amend and restate the Prior Deposit Agreement to, among other things, reflect that the Issuer is no longer a reporting company under the Securities Exchange Act of 1934, as amended;

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE	1. DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section	1.1 American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Subject to section 3.4, each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

Section	1.2 Beneficial Owner.

The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

Section	1.3 Constitution.

The term "Constitution" shall mean the Constitution of the Issuer as from time to time in force.

Section	1.4 Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section	1.5 Custodian.

The term "Custodian" shall mean the principal Melbourne, Victoria, Australia office of Australia and New Zealand Banking Group Limited, the principal Melbourne, Victoria, Australia office of National Australia Bank or the principal Wellington, New Zealand office of the Bank of New Zealand (herein collectively called the "Custodian"), as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

Section	1.6 Delivery; Deposit; Surrender; Transfer; Withdraw.

The terms "deliver", "deposit", "surrender", "transfer" or "withdraw", when used (i) with respect to Shares: (a) in the case of book-entry Shares, shall refer to an entry or entries in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities, or (b) in the case of physical Share certificates, to the physical delivery, deposit, withdrawal or transfer of certificates representing the Shares and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, (2) The Depository Trust Company or its nominee, or (3) institutions that have accounts with The Depository Trust Company, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts.

Section	1.7 Deposit Agreement.

The term "Deposit Agreement" shall mean this amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

Section	1.8 Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York Mellon, a New York banking corporation and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

Section	1.9 Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

Section	1.10 Dollars.

The term "Dollars" shall mean United States dollars.

Section	1.11 Foreign Registrar.

The term "Foreign Registrar" shall mean Link Market Services Limited, Level 7, 21 Queen Street, Auckland, New Zealand, or any replacement entity appointed by the Issuer, which carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

Section	1.12 Issuer.

The term "Issuer" shall mean Spark New Zealand Limited, incorporated under the laws of New Zealand, and its successors.

Section	1.13 Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

Section	1.14 person.

The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization or a government or political subdivision thereof.

Section	1.15 Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

Section	1.16 Record Date.

The term "Record Date" shall mean a date fixed pursuant to Section 4.6

Section	1.17 Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

Section	1.18 Restricted Receipts.

The term "Restricted Receipts" shall mean any legended Receipts issued pursuant to Section 4.4 hereunder in connection with the issuance of rights by the Issuer as set forth in such Section. Any such Restricted Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

Section	1.19 Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as said term is defined in the Rules and Regulations adopted in the Securities Act ) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an executive officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States, New Zealand, or under a shareholder agreement or the Constitution of the Issuer.

Section	1.20 Securities Act.

The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

Section	1.21 Shares.

The term "Shares" shall mean fully paid Ordinary Shares of the Issuer in registered or scripless form, heretofore validly issued and outstanding and fully paid and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.
Section	2.1 Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably necessary to enable the Depositary to perform its obligations hereunder or required by the Depository or the Issuer to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares or Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary and except where provided otherwise in this Agreement, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares (but only to the Owner of those American Depositary Shares).

Section	2.2 Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel satisfactory to the Depositary) that any necessary approval has been granted by any governmental body in New Zealand which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

Section	2.3 Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex, facsimile or other means of electronic transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

Section	2.4 Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary and shall give notice of such appointment to the Issuer. Any co-transfer agent shall be subject at all times and in all respects to the directions of the Depositary and shall be solely responsible to it. The Depositary shall be responsible for the performance of such actions by any such co-transfer agents to the same extent as if the Depositary performed such actions. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed by the reasonable request of the Issuer. Each co-transfer agent under this Section 2.4 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to abide by the applicable terms of the Deposit Agreement.

Section	2.5 Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and any necessary tax stamps affixed and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal Melbourne, Victoria, Australia or the principal Wellington, New Zealand office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Section	2.6 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary, Custodian, or Registrar shall require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary or the Issuer may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6 and Section 7.7.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Issuer or the Registrar or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission or any securities exchange on which the Shares or American Depositary Shares are listed for trading, or under any provision of this Deposit Agreement, or for any other reason, subject to Section 7.7 of this Deposit Agreement. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any

U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) any other reason that may at any time be specified in paragraph l.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares that, upon deposit, would be Restricted Securities. The Depositary will comply with reasonable written instructions from the Issuer requesting that it not accept for deposit hereunder any Shares or rights identified in such instructions in order to facilitate the Issuer’s compliance with U.S. and state securities laws.

Section	2.7 Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section	2.8 Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled, provided the Depositary maintains a record of all destroyed Receipts.

Section	2.9 Pre-Release of Receipts.

Unless requested in writing by the Issuer to cease doing so, notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release"). The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Issuer will not incur any liability to any Owner or Holder as a result of actions taken by the Depositary pursuant to this Section 2.9.

Section	2.10 Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b) (i) The term "deliver'', or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term "surrender'', when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS.
Section	3.1 Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or any Beneficial Owner of a Receipt may be required, and every Owner and Beneficial Owner agrees, from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Companies Act 1993 (New Zealand), as that statute may be amended or replaced from time to time, the Constitution and exchange control regulations or other relevant New Zealand legislation or regulations, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, Deposited Securities, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, and to provide such other information or documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Issuer or of the approved agent of the Issuer for the registration and transfer of Shares) as the Depositary or the Custodian may deem necessary or proper, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper to comply with applicable laws, regulations or the Constitution or to enable the Depositary to perform its obligations hereunder, or as the Issuer may reasonably require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made, or such other documentation or information provided, to the Depositary's satisfaction and, if such document or information has been requested by the Issuer, it shall be provided to the Depositary's satisfaction consistent with reasonable criteria requested of the Depositary by the Issuer in writing. The Depositary shall provide the Issuer, upon its request, with copies of documents or other information it receives pursuant to this Section. Nothing herein shall obligate the Depositary to (i) obtain any information for the Issuer if not provided by the Owners or Beneficial Owners or (ii) verify or vouch for the accuracy of the information provided by the Owners or Beneficial Owners. Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depository pursuant to this Section 3.1.

Section	3.2 Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge payable by the Depositary or the Custodian shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary, provided that the Owner and the Beneficial Owner shall remain jointly liable for such taxes or charges and the Depositary may enforce payment against the Owner or Beneficial Owner at its absolute discretion. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency. The Custodian may refuse to accept the deposit of Shares, and the Depositary may refuse to deliver American Depositary Shares, to register the transfer, split-up or combination of American Depositary Receipts, and to permit the withdrawal of Deposited Securities until payment in full of such tax or charge. Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Issuer, the Custodian and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.

Section	3.3 Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore, if applicable, are validly issued, fully paid, legally obtained, free of any preemptive rights of holders of outstanding shares and that the person making such deposit is duly authorized so to do, and that Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements. Every such person shall also be deemed to represent that the deposit of such Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act. Such representations and warranties shall survive the deposit and withdrawal of Shares and issuance and cancellation or transfer of Receipts. If any such representations or warranties are false in any way, the Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section	3.4 Disclosure of Interests.

(a) Each Owner and Beneficial Owner of Receipts acknowledges and agrees that (i) each Share, and the terms upon which it is held by the Depositary, is subject to and governed by the Constitution and the provisions of Section 3.4 of this Deposit Agreement shall apply notwithstanding any other provision in this Deposit Agreement to the contrary , and (ii) each Owner or Beneficial Owner of Receipts shall, on behalf of the Depositary or Custodian, provide information required by, and comply with requests from the Issuer or the board of directors of the Issuer (the "Board") to provide information pursuant to New Zealand law, the rules and requirements of NZX Limited, and any other stock exchange on which the Shares are, or will be, quoted, traded or listed or the Constitution.

(b) Every Owner and Beneficial Owner of Receipts to whom a request is made in accordance with the provisions of subparagraph (a)(ii) shall ensure that the Depositary is informed in writing of all relevant information. The Depositary shall forthwith pass on all such information to the Issuer, unless otherwise instructed in writing by the Issuer. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Issuer, and at the Issuer's expense, any such request from the Issuer to the Owners and to forward to the Issuer any such responses to such requests received by the Depositary.

(c) The Depositary and each Owner and Beneficial Owner of Receipts agrees with the Issuer for itself and for the Board to take every reasonable step in accordance with any notice or request issued pursuant to this Section to ensure that the provisions of this Section are effective, together with any notice issued by the Board which modifies or withdraws a notice or request formerly issued, forthwith upon its receipt; provided, however, that, no such notice may materially increase the Depositary's duties hereunder without its written consent unless such duties are contemplated hereunder expressly or by necessary implication.

(d) Nothing in this Deposit Agreement (including this Section 3.4) shall limit any right or remedy which the Issuer or the Board may have under the Constitution or under any law.

(e) Any resolution or determination of, or decision or exercise of any discretion or power by, the Issuer, the Board or the Depositary under or pursuant to the Constitution or this Section shall be final and conclusive and binding on any Owner, Beneficial Owner of a Receipt or other person thereby affected and shall not be open to challenge, whether as to its validity or otherwise, or on any ground whatsoever. Neither the Issuer, the Board, the Depositary, the Custodian, the Registrar nor the Foreign Registrar shall have any liability whatsoever to any such Owner, Beneficial Owner of a Receipt or person who fails to act in accordance with such provisions or who is affected by any decision or exercise of any discretion or power by the Issuer, the Board, the Depositary, the Custodian, the Registrar or the Foreign Registrar.

(f) Under New Zealand law, as in effect as of the date of this Deposit Agreement, persons who hold a relevant interest (as defined in the Securities Markets Act 1988 (New Zealand)) in 5% or more of the securities of the Issuer (including persons who hold such an interest through the holding of Receipts) are required to give written notice of their interest and certain changes in their interest to the Issuer, and to NZX Limited as soon as the person knows or ought to know of their relevant interest exceeding the 5% threshold or the change. Disclosure to the Australian Stock Exchange and the Issuer is also required in similar circumstances by the Corporations Act 2001 (Australia). If any Owner or Beneficial Owner fails to comply with the requirements of the Securities Markets Act 1988 (New Zealand) or Part 6C of the Corporations Act 2001 (Australia), as those statutes may be amended or replaced from time to time, any penalty attaching to the Shares held under this Agreement shall apply (with all necessary changes) to rights attaching to the Receipts evidencing American Depositary Shares representing such Shares.

(g) The Issuer may from time to time request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section 3.4. The Depositary agrees to comply with reasonable written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owners and to forward to the Issuer any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Issuer or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with the Issuer’s instructions in respect of any such enforcement or limitation.

ARTICLE 4.	THE DEPOSITED SECURITIES.
Section	4.1 Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, duties or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Issuer or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency. The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies.

Section	4.2 Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.

Section	4.3 Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section	4.4 Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, if instructed by the Issuer, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it shall use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Neither the Depositary nor the Issuer shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement under the Securities Act with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose.  If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized United States counsel for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Section	4.5 Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

Section	4.6 Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

Section	4.7 Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be prepared by the Depositary and approved by the Issuer, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified Record Date, set by the Depositary, will be entitled, subject to any applicable provision of the laws of New Zealand and of the Constitution, to instruct the Depositary as to the exercise of the voting rights, if any, in the event a poll is called pertaining to the amount of Shares represented by their respective American Depositary Shares, and to demand a poll, and a brief statement as to the manner in which such instructions may be given, and (c) a statement that if a poll is called and no instructions as to voting are received by the Depositary from any Owner with respect to any of the Shares represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose ("Receipt Date"), then the Depositary will not vote or cause such Shares to be voted. The Depositary may only vote such Shares in the event a poll, as referred to in the Constitution, is called. Upon the written request of an Owner, who was an Owner on the Record Date referred to in paragraph (b) above, received on or before the Receipt Date, and in the event a poll is called, the Depositary shall endeavor in so far as practicable to vote or cause to be voted, the amount of Shares represented by such Receipt in accordance with the instructions set forth in such request.

The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares, other than in accordance with such instructions. Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Owner shall not be voted.

Unless specifically instructed by at least 5 Owners or Beneficial Owners of Receipts (and a certificate from an Owner of Receipts giving the number of holders who have made such request shall be sufficient for these purposes) evidencing American Depositary Shares which represent Shares having the right to vote at a meeting, or by Owners of Receipts in respect of American Depositary Shares representing Shares:

(a) which represent not less than one-tenth of the total voting rights capable of being cast at such meeting; or

(b) which confer a right to vote at such meeting and on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring such right to vote at such meeting, the Depositary shall not demand a poll at a meeting. In order that the Depositary may demand a poll, the Depositary will cause the Custodian to hold deposited Shares in no less than 5 different names in the transfer books of the Issuer or the Foreign Registrar.

Such voting of Shares is subject to the provisions of Section 3.4 hereof.

In the event the Depositary holds Deposited Securities other than Shares to which voting rights attach, the Depositary shall not exercise the right to vote such Deposited Securities and shall confer with the Issuer as to the appropriate course of action with respect to such Deposited Securities.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions in time to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth above.

Section	4.8 Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in respect of Deposited Securities, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Issuer's approval, and shall, if the Issuer requests, subject to receipt of an opinion of Issuer's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Section	4.9 Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.6.

Section	4.10 Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Section	4.11 Withholding.

In the event that the Depositary determines that any distribution in property in respect of the Deposited Securities (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges and the balance of any such property to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively. The Depositary shall forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies.

ARTICLE 5.	THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.
Section	5.1 Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations or split ups and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Issuer and Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable written request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Issuer (which approval shall not be unreasonably withheld), appoint a Registrar or one or more co-Registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-Registrar may be removed and a substitute or substitutes may be appointed by the Depositary with the approval of the Issuer (which approval shall not be unreasonably withheld).

The Issuer shall have the right, at all reasonable times, to inspect transfer and registration records of the Depository, the Registrar and any co-transfers or co-registrars and to require such parties to supply copies of such portions of their records as the Issuer may reasonably request.

Section	5.2 Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Constitution, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), the Depositary or the Issuer or any of their directors, officers, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Constitution or provisions of or governing the Deposited Securities. Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt for the inability by an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners of American Depositary Shares, or for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section	5.3 Obligations of the Depositary, the Custodian and the Issuer.

The Issuer and its directors, officers, employees, agents, or affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement or the Receipts to Owners or Beneficial Owners of Receipts or to other persons, except that the Issuer agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and its directors, officers, employees, agents, or affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement or the Receipt to any Owner or Beneficial Owners of any Receipt or to other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or for any consequential or punitive damages.

The Depositary, its controlling persons, its agents, any Custodian and the Issuer, its directors, officers, employees, controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such persons to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act or the Securities Act 1978 (New Zealand), as that statute may be amended or replaced from time to time, if applicable, is intended by any provision of this Deposit Agreement.

Section	5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by 90 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 90th day after delivery of the notice to the Depositary or (ii) effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided; provided, however that the Depositary and the Issuer may agree that the removal become effective upon an earlier date, and neither the Depositary nor the Issuer shall unreasonably withhold its respective agreement to the removal becoming effective upon an earlier date if this is proposed by the other.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to functions the Depositary is specifically required to perform as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section	5.5 The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. The Depositary may in its discretion appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. The Depositary shall provide the Issuer with a notification as soon as practicable and, if practicable, in advance, in the event a substitute or additional custodian shall be appointed. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section	5.6 Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares. If requested in writing by the Issuer, the Depositary will arrange for the mailing of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Issuer represents that as of the date of this Deposit Agreement, the statements in Article 12 of the Receipt with respect to the exemption from registration under Rule 12g3-2(b) under the United States Securities Exchange Act of 1934, as amended, are true and correct. The Issuer agrees to promptly notify the Depositary upon becoming aware of any change in the truth of any such statements.

Section	5.7 Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Issuer will notify the Depositary as soon as practicable and, in any event, before the Distribution starts and, if reasonably requested by the Issuer, shall promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires registration under the Securities Act. If in the opinion of such counsel registration is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.

Nothing in this Section 5.7 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Issuer or the Depositary to file a registration statement under the Securities Act in respect of any securities or rights.

In the event of any issuance of additional securities, the Issuer shall have no obligation to register such additional securities under the Securities Act and, to the extent the Issuer in its discretion deems it necessary or advisable in order to avoid any requirement to register such additional securities under the Securities Act, may prevent Owners in the United States from purchasing any such additional securities (whether pursuant to preemptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as the Issuer may reasonably request in writing.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit hereunder any Shares, either originally issued or previously issued and reacquired by the Issuer or by any company under its control, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

Section	5.8 Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by any Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or co-Registrars or co-transfer agents or their respective directors, officers, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section	5.9 Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian, any co-Registrar or co transfer agent are for the sole account of the Depositary.

The following charges shall be incurred by, and the liability of, any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) to the extent permitted by the rules of any securities exchange on which the American Depositary Shares may be listed for trading, a fee not in excess of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

Section	5.10 Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

Section	5.11 Exclusivity.

Subject to Section 5.4 of this Deposit Agreement, the Issuer agrees not to appoint any other depositary for issuance of American or global depositary shares or receipts intended to trade in the United States securities markets so long as The Bank of New York Mellon is acting as Depositary hereunder. This Section 5.11 shall not apply to appointments of a depositary in connection with the issuance of American Depositary Receipts for shares of any Affiliate or Subsidiary of the Issuer. For the purposes of this Section 5.11, the term "Affiliate" shall mean any person directly or indirectly controlling or controlled by or under common control with the Issuer or any Subsidiary, and the term "Subsidiary" shall mean any corporation, association or other business entity a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by the Issuer or by one or more Subsidiaries or by the Issuer and one or more Subsidiaries.

Section	5.12 List of Restricted Securities Owners.

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis. The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.	AMENDMENT AND TERMINATION.
Section	6.1 Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective (subject to the last sentence of this Section) as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations or the Constitution is amended which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations or Constitution. Such amendment or supplement to the Deposit Agreement in the circumstances may become effective before or without any notice of such amendment or supplement is given to Owners or within any period of time as required for compliance with such laws, rules or regulations.

Section	6.2 Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. On and after the date of termination, the Owner of a Receipt, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and upon payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Issuer under Section 5.8. Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.	MISCELLANEOUS.
Section	7.1 Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

Section	7.2 No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section	7.3 Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section	7.4 Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

Section	7.5 Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Spark New Zealand Limited, Spark City, 167 Victoria Street West, Auckland, New Zealand, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section	7.6 Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

Section	7.7 Compliance With U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Section	7.8 Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

The Issuer hereby (i) irrevocably designates and appoints CT Corporation, now at 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Issuer's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section	7.9 Assignment.

Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Issuer or the Depositary.

Section	7.10 New American Depositary Receipts.

The Depositary may arrange to have new American Depositary Receipts printed or amended that reflect the changes effected by this Deposit Agreement. However, American Depositary Receipts issued prior or subsequent to that date hereof, which do not reflect the changes effected hereby, do not need to be called in exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under this Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

IN WITNESS WHEREOF, SPARK NEW ZEALAND LIMITED and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

SPARK NEW ZEALAND LIMITED

By: ____________________________

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By: _____________________________

Name:

Title:

EXHIBIT A TO DEPOSIT AGREEMENT

IN CERTAIN CIRCUMSTANCES SHARES REPRESENTED BY THIS RECEIPT MAY BE SOLD WITHOUT THE CONSENT OF OWNERS. IN ADDITION THE RIGHT OF OWNERS OF RECEIPTS TO DIRECT THE VOTING OF SHARES MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPH 9 BELOW.

No. AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents five deposited shares)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

SPARK NEW ZEALAND LIMITED

(INCORPORATED UNDER THE LAWS OF NEW ZEALAND)

The Bank of New York Mellon as depositary (hereinafter called the "Depositary"), hereby certifies that ______________________

or registered assigns IS THE OWNER OF _______________________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares (herein called "Shares") of Spark New Zealand Limited, incorporated under the laws of New Zealand (herein called the "Company"). At the date hereof, each American Depositary Share represents five Shares which are either deposited or subject to deposit under the deposit agreement at the principal Melbourne, Victoria, Australia office of Australia and New Zealand Banking Group Limited, the principal Melbourne, Victoria, Australia office of National Australia Bank or the principal Wellington, New Zealand office of the Bank of New Zealand (herein collectively called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS 101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement dated as of __________, 2014 (herein called the "Deposit Agreement") among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the offices of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and payment of all applicable taxes and governmental charges, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer and any necessary tax stamps affixed and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Paragraph (3) and Paragraph (23) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Company or the Registrar or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or any securities exchange on which the Shares or American Depositary Shares are listed for trading, or under any provision of the Deposit Agreement, or for any other reason, subject to Paragraph (23) hereof. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) any other reason that may at any time be specified in paragraph l.A.(l ) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that, upon deposit, would be Restricted Securities.

4.	LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge payable by the Depositary or the Custodian shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary, provided that the Owner and the Beneficial Owner shall remain jointly liable for such taxes or charges and the Depositary may enforce payment against the Owner or Beneficial Owner at its absolute discretion .. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency. The Custodian may refuse to accept the deposit of Shares, and the Depositary may refuse to deliver American Depositary Shares, to register the transfer, split-up or combination of American Depositary Receipts, and to permit the withdrawal of Deposited Securities until payment in full of such tax or charge. Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.

5.	WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore, if applicable, are validly issued, fully paid, legally obtained, free of any preemptive rights of holders of outstanding shares and that the person making such deposit is duly authorized so to do, and that Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements. Every such person shall also be deemed to represent that the deposit of such Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act. Such representations and warranties shall survive the deposit and withdrawal of Shares and issuance and cancellation or transfer of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or any Beneficial Owner of a Receipt may be required, and every Owner and Beneficial Owner agrees, from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Companies Act 1993 (New Zealand), as that statutue may be amended or replaced from time to time, the Constitution and exchange control regulations or other relevant New Zealand legislation or regulations, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, Deposited Securities, or such information relating to the registration on the books of the Company or the Foreign Registrar, and to provide such other information or documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the approved agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may deem necessary or proper, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper to comply with applicable laws, regulations or the Constitution or to enable the Depositary to perform its obligations hereunder, or as the Company may reasonably require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made, or such other documentation or information provided, to the Depositary's satisfaction and, if such document or information has been requested by the Company, it shall be provided to the Depositary's satisfaction consistent with reasonable criteria requested of the Depositary by the Company in writing. The Depositary shall provide the Company, upon its request, with copies of documents it receives pursuant to this Paragraph and Section 3.1 of the Deposit Agreement. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Owners or Beneficial Owners or (ii) verify or vouch for the accuracy of the information provided by the Owners or Beneficial Owners. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depository pursuant to this Paragraph and Section 3.1 of the Deposit Agreement. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel satisfactory to the Depositary), that any necessary approval has been granted by any governmental body in New Zealand which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian, any co-Registrar or co-transfer agent are for the sole account of the Depositary.

The following charges shall be incurred by, and the liability of, any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) to the extent permitted by the rules of any securities exchange on which the American Depositary Shares may be listed for trading, a fee not in excess of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

From time to time, the Depositary may make payments to the Company to reimburse and / or share revenue from the fees collected from Owners or Holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the American Depositary Shares program. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees or commissions.

8.	PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Company will not incur any liability to any Owner or Holder as a result of actions taken by the Depositary pursuant to Section 2.9 of the Deposit Agreement.

9.	DISCLOSURE OF INTERESTS.

(a) Each Owner and Beneficial Owner of Receipts acknowledges and agrees that (i) each Share, and the terms upon which it is held by the Depositary, is subject to and governed by the Constitution and the provisions of Paragraph (9) of this Receipt and Section 3.4 of the Deposit Agreement shall apply notwithstanding any other provision in this Receipt and the Deposit Agreement to the contrary, and (ii) each Owner or Beneficial Owner of Receipts shall, on behalf of the Depositary or Custodian, provide information required by, and comply with requests from the Company or the board of directors of the Company (the "Board") to provide information pursuant to New Zealand law, the rules and requirements of NZX Limited, and any other stock exchange on which the Shares are, or will be, quoted, traded or listed or the Constitution.

(b) Every Owner and Beneficial Owner of Receipts to whom a request is made in accordance with the provisions of subparagraph (a)(ii) shall ensure that the Depositary is informed in writing of all relevant information. The Depositary shall forthwith pass on all such information to the Company, unless otherwise instructed in writing by the Company. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company, and at the Company's expense, any such request from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary. (c) The Depositary and each Owner and Beneficial Owner of Receipts agrees with the Company for itself and for the Board to take every reasonable step in accordance with any notice or request issued pursuant to this Paragraph (9) to ensure that the provisions of this Paragraph (9) are effective, together with any notice issued by the Board which modifies or withdraws a notice or request formerly issued, forthwith upon its receipt; provided however that, no such notice may materially increase the Depositary's duties under the Deposit Agreement and under the Deposit Agreement without its written consent unless such duties are contemplated under the Deposit Agreement and under the Deposit Agreement expressly or by necessary implication.

(d) Nothing in either this Receipt (including this Paragraph (9)) or the Deposit Agreement (including Section 3.4 of the Deposit Agreement) shall limit any right or remedy which the Company and the Board may have under the Constitution or under any law.

(e) Any resolution or determination of, or decision or exercise of any discretion or power by, the Company, the Board or the Depositary under or pursuant to the Constitution or this Paragraph (9) shall be final and conclusive and binding on any Owner, Beneficial Owner of a Receipt or other person thereby affected and shall not be open to challenge, whether as to its validity or otherwise, or on any ground whatsoever. Neither the Company, the Board the Depositary, the Custodian, the Registrar nor the Foreign Registrar shall have any liability whatsoever to any such Owner, Beneficial Owner of a Receipt or person who fails to act in accordance with such provisions or who is affected by any decision or exercise of any discretion or power by the Company, the Board, the Depositary, the Custodian, the Registrar or the Foreign Registrar.

(f) Under New Zealand law, as in effect as of the date of the Deposit Agreement, persons who hold a relevant interest (as defined in the Securities Markets Act 1988 (New Zealand)) in 5% or more of the securities of the Company (including persons who hold such an interest through the holding of Receipts) are required to give written notice of their interest and certain changes in their interest to the Company, and to NZX Limited as soon as the person knows or ought to know of their relevant interest exceeding the 5% threshold or the change. Disclosure to the Australian Stock Exchange and the Company is also required in similar circumstances by the Corporations Act 2001 (Australia). If any Owner or Beneficial Owner fails to comply with the requirements of the Securities Markets Act 1988 (New Zealand) or Part 6C of the Corporations Act 2001 (Australia), as those statutes may be amended or replaced from time to time, any penalty attaching to the Shares held under the Deposit Agreement shall apply (with all necessary changes) to rights attaching to the Receipts evidencing American Depositary Shares representing such Shares.

(g) The Company may from time to time request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.5 of the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with the Company’s instructions in respect of any such enforcement or limitation.

10.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that, subject to the limitations contained herein and in the Receipt, title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, and except where provided otherwise in this Receipt and in the Deposit Agreement, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares (but only to the Owner of those American Depositary Shares).

11.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

12.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended, on its Internet web site or through an electronic information delivery system generally available to the public in its primary trading market. The Company’s Internet web site address is: investors.sparknz.co.nz.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

13.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, subject to the provisions of Paragraph (14) hereof, convert such dividend or distribution into Dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.9, if applicable, of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Paragraph and under Section 4.2 of the Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property in respect of the Deposited Securities (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges and the balance of any such property to the Owners of Receipts entitled thereto.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, if instructed by the Company, distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it shall use reasonable efforts to sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all applicable taxes and governmental charges) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Neither the Depositary nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement under the Securities Act with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose.  If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized United States counsel for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Neither the Depositary or the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or an Owner in particular.

16.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

17.	VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be prepared by the Depositary and approved by the Company, which shall contain

(a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified Record Date, set by the Depositary, will be entitled, subject to any applicable provision of the laws of New Zealand and of the Constitution to instruct the Depositary as to the exercise of the voting rights, if any, in the event a poll is called pertaining to the amount of Shares represented by their respective American Depositary Shares, and to demand a poll, and a brief statement as to the manner in which such instructions may be given, and (c) a statement that if a poll is called and no instructions as to voting are received by the Depositary from any Owner with respect to any of the Shares represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose ("Receipt Date"), then the Depositary will not vote or cause such Shares to be voted. The Depositary may only vote such Shares in the event a poll, as referred to the Constitution, is called. Upon the written request of an Owner, who was an Owner on the Record Date referred to in Paragraph (b) above, received on or before the Receipt Date, and in the event a poll is called, the Depositary shall endeavor in so far as practicable to vote or cause to be voted, the amount of Shares represented by such Receipt in accordance with the instructions set forth in such request.

The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares, other than in accordance with such instructions. Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Owner shall not be voted

Unless specifically instructed by at least 5 Owners or Beneficial Owners of Receipts (and a certificate from an Owner of Receipts giving the number of holders who have made such request shall be sufficient for these purposes) evidencing American Depositary Shares which represent Shares having the right to vote at a meeting, or by Owners of Receipts in respect of American Depositary Shares representing Shares:

(a) which represent not less than one-tenth of the total voting rights capable of being cast at such meeting; or

(b) which confer a right to vote at such meeting and on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring such right to vote at such meeting, the Depositary shall not demand a poll at a meeting. In order that the Depositary may demand a poll, the Depositary will cause the Custodian to hold deposited Shares in no less than 5 different names in the transfer books of the Company or the Foreign Registrar.

Such voting of Shares is subject to the provisions of Paragraph (9) of this Receipt and Section 3.4 of the Deposit Agreement.

In the event the Depositary holds Deposited Securities other than Shares to which voting rights attach, the Depositary shall not exercise the right to vote such Deposited Securities and shall confer with the Company as to the appropriate course of action with respect to such Deposited Securities.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions in time to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth above.

18.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in respect of Deposited Securities, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

19.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Constitution, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), the Depositary or the Company or any of their directors, officers, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Constitution or provisions of or governing the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt for the inability by an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners of American Depositary Shares or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Company and its directors, officers, employees, agents, or affiliates assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement or the Receipts to Owners or Beneficial Owners of Receipts or to other persons, except that the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its directors, officers, employees, agents, or affiliates assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement or the Receipt to any Owner or Beneficial Owners of any Receipt or to other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or for any consequential or punitive damages. The Depositary, its controlling persons, its agents, any Custodian and the Company, its directors, officers, employees, controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such persons to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act or the Securities Act 1978 (New Zealand), as that statute may be amended or replaced from time to time, if applicable, is intended by any provision of the Deposit Agreement.

20.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement and this Receipt by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 90th day after delivery of the notice to the Depositary or (ii) effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided; provided, however that the Depositary and the Company may agree that the removal become effective upon an earlier date, and neither the Depositary nor the Company shall unreasonably withhold its respective agreement to the removal becoming effective upon an earlier date if this is proposed by the other. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

21.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective (subject to the last sentence of this Paragraph) as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or an interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations or the Constitution is amended which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations or Constitution. Such amendment or supplement to the Deposit Agreement in the circumstances may become effective before or without any notice of such amendment or supplement is given to Owners or within any period of time as required for compliance with such laws, rules or regulations.

22.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and upon payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.8 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

23.	COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(l ) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

24.	SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

The Company hereby (i) irrevocably designates and appoints CT Corporation, now at 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

25.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b) (i) The term "deliver", or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term "surrender", when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.